Exhibit 10.42

ASSIGNMENT OF PARTNERSHIP INTEREST
AND AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP
OF COACHMAN'S LIMITED PARTNERSHIP

This agreement is made as of the 28th day of September, 2001 ("Effective Date"), by and between Interstate Business Corporation ("IBC"), a Delaware corporation, Interstate General Company L.P. ("IGC"), a Delaware limited partnership, and Wilson Securities Corporation ("WSC") a Delaware corporation.

WHEREAS, IGC is the managing general partner owning a 0.1% general partner interest in Coachman's Limited Partnership, a Maryland limited partnership, (the "Partnership"); and

WHEREAS, IBC owns a 1.9% general partner interest and a 98% limited partner interest in the Partnership and

WHEREAS, IGC wishes to assign its 0.1% general partnership interest in the Partnership to IBC, and IBC wishes to assign a 0.1% limited partnership interest to WSC, and all parties wish to amend the Certificate of Limited Partnership of the Partnership as amended and restated (the "Partnership Certificate") to reflect the assignment of the general partnership interest from IGC to IBC and the limited partnership interest from IBC toWSC.

WITNESSETH:

In consideration of the mutual promises of the parties hereto and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto intending legally to be bound hereby agree as follows:

1. Assignment. IGC does hereby sell, transfer, assign, and convey to IBC all of its right, title and interest in and to its 0.1. % general partnership interest including, but not limited to, IGC' s interest in the capital or income of the Partnership attributable to the 0.1% general partnership interest, and IBC does hereby sell, transfer, assign, and convey to WSC all of its right, title and interest in and to a 0.1 % limited partnership interest including, but not limited to, IBC's interest in the capital or income of the Partnership attributable to that 0.1% limited partnership interest in the Partnership.

2. Acceptance of Assignment. IBC does hereby accept the assignment as provided for in Section 1 and by this agreement becomes the managing and sole general partner and the owner of the additional 0.1 % general partnership interest. WSC does hereby accept the assignment as provided for in Section 1 and by this agreement becomes owner of a 0.1% limited partnership interest in the Partnership.

3. Amendment of Partnership Certificate. The Partnership Certificate is hereby amended to: substitute BC for IGC as the Managing General Partner and the owner of an additional 0.1% general partnership interest; substitute WSC for IBC as the owner of a 0.1% limited partnership interest in the Partnership; and remove IGC as a general partner.

4. Effective Date. This agreement shall be effective on the date listed on page 1. ('Effective Date"). IBC. IGC, and WSC do hereby agree that as between themselves all rights and obligations created pursuant to this agreement shall be created as of the Effective Date notwithstanding the provisions of any other agreements to which such parties may be bound which require that the consent of persons or entities other than IBC, ICC, or WSC be obtained prior to the transfer of the limited partnership interest in the Partnership. In confirmation of this agreement, IBC, IGC and WSC agree that IBC may sue IGC in law, or in equity, to require IGC to pay over to it any distributions, whether such distributions are in the nature of capital or income, made by the Partnership on or after the Effective Date to IGC in respect of the 0.1 % general partnership interest and that WSC may sue IBC in law, or in equity, to require IBC to pay over to it any distributions whether such distributions are in the nature of capital or income, made by the Partnership to IBC on or after the Effective Date in respect of the 0.1% limited partner interest in the Partnership which IBC is conveying to WSC. All provisions dealing with the rights and obligations by and between IBC and IGC in respect of the 0.1 % general partnership interest and between IBC and WSC in respect of the 0.1% limited partnership interest in the Partnership shall take effect as of the Effective Date notwithstanding the failure of any other parties to approve this agreement prior to such date.

5. Representations and Warranties of IGC, IBC. and WSC.

(a) IGC represents and warrants that it is a limited partnership in good standing, duly organized, and existing under the laws of the State of Delaware, that it has the lawful authority to enter into and perform this agreement and by proper action has duly authorized the execution, delivery and performance of this agreement, and that upon execution and delivery of this agreement by IBC and IGC, this agreement will be valid and binding on IGC and enforceable against IGC in accordance with its terms. IGC also represents and warrants that it has made no assignment or attempted assignment of the 0.1% general partnership interest other than the assignment contemplated by this agreement and that, on the Effective Date, provided this agreement has been executed by IBC and IGC, good and marketable title to the 0.1 % general partnership interest in the Partnership will be assigned in accordance with the terms of this agreement to IBC.

(b) IBC represents and warrants that it is a corporation in good standing, duly organized, and existing under the laws of the State of Delaware, that it has the lawful authority to enter into and perform this agreement and by proper action has duly authorized the execution, delivery and performance of this agreement, and that upon execution and delivery of this agreement by IBC, IGC and WSC, this agreement will be valid and binding on IBC and enforceable against IBC in accordance with its terms. IBC also represents and warrants that it has made no assignment or attempted assignment of the 0.1 % limited partnership other than the assignment contemplated by this agreement and that, on the Effective Date, provided this agreement has been executed by IBC, IGC, and WSC, good and marketable title to the 0.1% limited partnership interest in the Partnership will be assigned in accordance with the terms of this agreement to WSC.

(c) WSC represents and warrants that it is a corporation in good standing, duly organized, and existing under the laws of the State of Delaware, that it has the lawful authority to enter into and perform this agreement and by proper action has duly authorized the execution, delivery of this agreement, and that upon execution and delivery of this agreement by IBC, IGC and WSC, this agreement will be valid and binding on WSC and enforceable against WSC in accordance with its terms.

Governing Law. This agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

7. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute a single agreement.

8. Headings. The headings in this agreement are for convenience only and do not constitute a part of the agreement.

9. Entire Agreement. This agreement sets forth all (and it is intended by the parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the matters contained herein, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, expressed or implied, among them other than as set forth herein.

10. Binding Effect. This agreement shall be binding upon. and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns.

11. Notices. All notices pertaining to the matters covered by this agreement shall be sent by certified or registered mail, with return receipt requested, and first class postage prepaid, (1) if to IGC, to 222 Smallwood Village Center, St. Charles, Maryland 20602, (2) if to IBC, to 222 Smallwood Village Center, St. Charles, Maryland 20602, (3) if to WSC, to 222 Smallwood Village Center, St. Charles Maryland 20602. Notices shall be deemed given on the date they are mailed.

12. Gender and Number, Use of any gender herein shall be deemed to be or include the other genders and the use of the singular shall be deemed to be or include the plural (and vice versa) where appropriate.

13. Severability. If any provisions of this agreement, or the application thereof to any person or circumstance, shall for any reason and to any extent be invalid and unenforceable, the remainder of this agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and. shall be enforced.

14. The Limited Partnership agreement, as amended, is also hereby amended to add new paragraphs 16-24 which contain the following provisions required by the United States Department of Housing and Urban Development ('HUD") Provision"):

"16. No amendment to the Partnership agreement that results in the following will have any force or effect without the prior written consent of the Secretary of the United States Department of Housing and Urban Development

("HUD"):

(a) Any amendment that modifies the term of the Partnership;
(b) Any amendment that activates the requirement that a HUD previous participation certification be obtained;

(c)Any amendment that in any way affects the note, deed of trust, secnrity agreement or regulatory agreement for the project;

(d) Any amendment which modifies any required HUD Provisions.

17. The Partnership is authorized to execute a note, mortgage,

regulatory agreement, and any other documents required by HUD) in connection with such loan.

18. Any incoming general partner shall as a condition of receiving an interest in the Partnership agree to be bound by the note, mortgage and Regulatory agreement and other documents required in connection with FHA insured loan to the same extent and on the same terms as the other general partners.

19. Upon dissolution, no title or right to possession and control of the project, and no right to collect the rents therefrom shall pass to any person who is not bound by the Regulatory agreement in a manner satisfactory to the Secretary.

20. In the event that any provision of the Partnership agreement, or any amendments thereto, conflicts with any of FHA or HUD's regulatory or administrative requirements, including but not limited to any provision in the Regulatory agreement, the FHA/HUD requirement shall control.

21. So long as FHA or HUD is the insurer or holder of the note on the Project, the Partnership may not be voluntarily dissolved without the prior written approval of the Secretary.

22. The partners and any assignee of any partner, agree to be liable in their individual capacities to HUD with respect to the following matters:

(a) For funds or property of the Project coming into their hands, which by the provisions of the Regulatory agreement, they are not entitled to retain; and

(b) Forr their own acts and deeds, or acts and deeds of others which they have authorized, in violation of the provisions of the Regulatory agreement.

23 Any rights of indemnification by the Partnership shall be limited to the extend funds are available from "Surplus Cash" (as that term is defined in the Regulatory agreement), from funds available to the Partnership arising out of partners' contributions, or from proceeds of insurance obtained by the Partnership for the purpose of creating a fund to satisfy such obligation. No such payments may be made from either the proceeds of the insured loan, or from project income.

    The Partnership shall not, without the prior written consent of HUD, make any distribution (as that term is defined in the Regulatory agreement) except as permitted by the terms of the Regulatory agreement."

15. The registered agent of the Partnership is J. Michael Wilson, 222 Smallwood Village Center, St. Charles, Maryland 20602. Mr. Wilson is a Maryland resident.
ATTEST: By: /s/ Sheri L. Raleigh Name: Sheri L. Raleigh Title: Asst. Vice President	WITHDRAWING MANAGING GENERAL PARTNER: INTERSTATE GENERAL COMPANY, L.P. By: INTERSTATE GENERAL MANAGEMENT CORPORATION, General Partner By: /s/Paul Dillon Paul Dillon Vice President
ATTEST: By: /s/ Pamela R. Rolly Name: Pamela Polley Title: Asst. Secretary	REMAINING MANAGING GENERAL PARTNER INTERSTATE BUSINESS CORPORATION By: /s/ Paula S. Biggs Paula S. Biggs Vice President

ATTEST: By: /s/ Pamela R. Rolly Name: Pamela Polley Title: Asst. Secretary	LIMITED PARTNERS: INTERSTATE BUSINESS CORPORATION By: /s/ Paula S. Biggs Paula S. Biggs Vice President
ATTEST: By: /s/ Paula S. Biggs Name: Paula S. Biggs Title: Secretary	WILSON SECURITIES CORPORATION By: /s/ J. Michael Wilson J. Michael Wilson Vice President
STATE OF MARYLAND COUNTY OF CHARLES	) ) ss )

I, Mary Louise Sanders, a Notary Public in and for the jurisdiction aforesaid, hereby certify that Paul Dillon, who is personally well known to me (or satisfactorily proven) to be the person who executed the foregoing instrument as Vice President of Interstate General Management Corporation, General Partner of Interstate General Company L.P., Managing General Partnerin the foregoing instrument, personally appeared before me and acknowledged that he executed the foregoing instrument in his capacity as such officer for the uses and purposes therein contained.

WITNESS my hand and notarial seal this 27th day of September, 2001.

/s/ Mary L. Sanders Notary Public My Commission Expires: 01-01-05

STATE OF MARYLAND COUNTY OF CHARLES	) ) ss )

I, Elizabeth K. Clayton, a Notary Public in and for the jurisdiction aforesaid, hereby certify that Paula S. Biggs, who is personally well known to me (or satisfactorily proven) to be the person who executed the foregoing instrument as Vice President of Interstate Business Corporaiton, General Partner in the foregoing instrument, personally appeared before me and acknowledged that she executed the foregoing instrument in her capacity as such officer for the uses and purposes therein contained.

WITNESS my hand and notarial seal this 27th day of September, 2001.

/s/ Elizabeth K. Clayton Notary Public My Commission Expires: 11-30-02

STATE OF MARYLAND COUNTY OF CHARLES	) ) ss )

I, Elizabeth K. Clayton, a Notary Public in and for the jurisdiction aforesaid, hereby certify that J. Michael Wilson, who is personally well known to me (or satisfactorily proven) to be the person who executed the foregoing instrument as Vice President of Wilson Securities Corporation, Limited Partner in the foregoing instrument, personally appeared before me and acknowledged that he executed the foregoing instrument in his capacity as such officer for the uses and purposes therein contained.

WITNESS my hand and notarial seal this 27th day of September, 2001.

/s/ Elizabeth K. Clayton Notary Public My Commission Expires: 11-30-02